Exhibit 1.3

TORTOISE PIPELINE & ENERGY FUND, INC.

ARTICLES OF AMENDMENT

Tortoise Pipeline & Energy Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation (the “Charter”) is hereby amended to provide that:

Upon Effective Time (as defined below), every four (4) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Corporation which were issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be changed into one (1) issued and outstanding share of Common Stock, $0.004 par value per share (the “Reverse Stock Split”).  No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive, in lieu of such fractional shares, cash in an amount equal to the relevant percentage of the amount received per share upon the sale in one or more open market transactions of the aggregate of all fractional shares; provided, however, that in the case of stockholders participating in the Corporation’s Dividend Reinvestment Plan at the Effective Time, fractional share interests arising from the Reverse Split will be issued as fractional share and credited to the accounts of such participants in the Dividend Reinvestment Plan. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by the Maryland General Corporation Law (the “MGCL”).  Pursuant to Section 2-309(e) of the MGCL, no stockholder approval was required.

THIRD: There has been no increase in the authorized stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall be effective at 12:01 a.m. Eastern Standard Time on May 1, 2020 (the “Effective Time”).

FIFTH:  The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its Chief Executive Officer and President and attested to by its Secretary this 27th day of April, 2020.

TORTOISE PIPELINE & ENERGY FUND, INC.

By:/s/ P. Bradley Adams
P. Bradley Adams
President

ATTEST:

/s/ Diane M. Bono
Diane M. Bono
Secretary

TORTOISE PIPELINE & ENERGY FUND, INC.

ARTICLES OF AMENDMENT

Tortoise Pipeline & Energy Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation (the “Charter”) is hereby amended to provide that:

Upon the Effective Time (as defined below), the par value of the shares of common stock of the Corporation issued and outstanding immediately prior to the Effective Time shall be decreased from $0.004 per share to $0.001 per share.

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by the Maryland General Corporation Law (the “MGCL”).  Pursuant to Section 2-605(a)(2) of the MGCL, no stockholder approval was required.

THIRD: There has been no increase in the authorized stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall be effective at 12:02 a.m. Eastern Standard Time on May 1, 2020 (the “Effective Time”).

FIFTH:  The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its Chief Executive Officer and President and attested to by its Secretary this 27th day of April, 2020.

TORTOISE PIPELINE & ENERGY FUND, INC.

By:/s/ P. Bradley Adams
P. Bradley Adams
President

ATTEST:

/s/ Diane M. Bono
Diane M. Bono
Secretary